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                                                                  Exhibit 10.23



                       AMENDMENT NO. 3 TO CREDIT AGREEMENT


         THIS AMENDMENT NO. 3 TO CREDIT AGREEMENT (the "Amendment") is dated as of December 7, 1999, and is made by and among RENT-WAY, INC., a Pennsylvania corporation (the "Borrower"), RENT-WAY OF TTIG, L.P., an Indiana limited partnership, and RENTAVISION INC., a New York Corporation (Rent-Way of TTIG, L.P. and Rentavision Inc. are referred to herein collectively as the "Co-Borrowers" and each separately as a "Co-Borrower"), each of the GUARANTORS, each of the LENDERS (as defined in the Credit Agreement defined below), NATIONAL CITY BANK OF PENNSYLVANIA in its capacity as administrative agent for the Lenders under the Credit Agreement (hereinafter referred to in such capacity as the "Administrative Agent"), BANK OF AMERICA, N.A., in its capacity as documentation agent for the Lenders, and BANK OF MONTREAL and HARRIS TRUST AND SAVINGS BANK, in their capacity as syndication agents.

                              W I T N E S S E T H:

         WHEREAS, the parties hereto are parties to that certain Credit Agreement dated as of September 23, 1999, as amended by Amendment No. 1 thereto dated as of November 17, 1999, and Amendment No. 2 thereto dated as of December 6, 1999 (collectively, the "Credit Agreement"), pursuant to which the Lenders provided to the Borrower and the Co-Borrowers a $100,000,000 revolving credit facility, $125,000,000 in Term Loans A and $100,000,000 in Term Loans B;

         WHEREAS, the Borrower and the Co-Borrowers have requested the Lenders to amend the Credit Agreement to permit the expenses incurred by the Borrower pursuant to its merger with Home Choice Holdings, Inc., effective on December 10, 1998, to be excluded from the calculation of Consolidated Cash Flow from Operations and Consolidated Adjusted Cash Flow from Operations in connection with the Borrower's calculation of the financial covenants pursuant to the Credit Agreement. The Agent has requested the Lender to include a further condition to the requirements which relate to Permitted Acquisitions.

         NOW, THEREFORE, the parties hereto, in consideration of their mutual covenants and agreements hereinafter set forth and intending to be legally bound hereby, covenant and agree as follows:

         1. Definitions. Defined terms used herein unless otherwise defined herein shall have the meanings ascribed to them in the Credit Agreement.

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         2. The following definitions set forth in Section 1.1 are hereby amended and restated as follows:

                  "Consolidated Adjusted Cash Flow from Operations for any period of determination shall mean (i) the sum of net income, amortization, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, Consolidated Adjusted Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent and based upon the historical financial statements reasonably acceptable to the Administrative Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition. Consolidated Adjusted Cash Flow from Operations shall also be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent based upon the historical financial statements of Rentavision in the same manner and subject to the same criteria described above with respect to Permitted Acquisitions, and to exclude one-time charges resulting from the merger of Home Choice Holdings, Inc., a Delaware corporation, with and into the Borrower, effective on December 10, 1998.

                  Consolidated Cash Flow from Operations for any period of determination shall mean (i) the sum of net income, depreciation (excluding depreciation of Rental Merchandise), amortization, other non-cash charges to net income, interest expense and income tax expense minus (ii) non-cash credits to net income, in each case of the Borrower and its Subsidiaries for such period determined and consolidated in accordance with GAAP. If the Borrower or any Loan Party shall have made one or more Permitted Acquisitions as permitted under
Section 8.2.6(2) during the period of determination, Consolidated Cash Flow from Operations for such period shall be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent and based upon the historical financial statements reasonably acceptable to the Administrative Agent of the Person or assets acquired to give effect to such Permitted Acquisitions as if they had occurred at the beginning of such period. The pro forma adjustment shall include any income or loss attributable to the ownership interests or assets purchased, excluding in the case of a stock acquisition of the Person acquired any income on the historical financial statements attributable to stock or asset dispositions made prior to the time of the Permitted Acquisition. The pro forma adjustment shall exclude any income on the historical financial statements attributable to stock or assets acquired under the Permitted Acquisition which the Borrower or the Loan Party contemplate disposing of following the Permitted Acquisition. The pro forma adjustment shall not include any projected cost savings, cost



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reductions or similar synergistic adjustments forecasted by the Borrower based upon the Permitted Acquisition. Consolidated Cash Flow from Operations shall also be adjusted on a pro forma basis reasonably acceptable to the Administrative Agent based upon the historical financial statements of Rentavision in the same manner and subject to the same criteria described above with respect to Permitted Acquisitions, and to exclude one-time charges resulting from the merger of Home Choice Holdings, Inc., a Delaware corporation, with and into the Borrower, effective on December 10, 1998."

        3. Section 8.2.6 is hereby amended and restated as follows:

                  "8.2.6 Liquidations, Mergers, Consolidations, Acquisitions.

                  Each of the Loan Parties shall not, and shall not permit any of its Subsidiaries to, dissolve, liquidate or wind-up its affairs, or become a party to any merger or consolidation, or acquire by purchase, lease or otherwise all or substantially all of the assets or capital stock of any other Person, provided that

                  (1) any Loan Party other than the Borrower and the Co-Borrower may consolidate or merge into another Loan Party which is wholly-owned by one or more of the other Loan Parties, and Rentavision may merge with and into the Borrower so long as the Borrower is the surviving corporation, provided, that Borrower and the Co-Borrowers shall deliver to the Administrative Agent copies of the applicable merger or consolidation documentation within five (5) Business Days after the effective date of such merger or consolidation and the appropriate Loan Parties shall promptly thereafter (but in no event in less than five (5) Business Days after the Administrative Agent's request therefore) execute and deliver to the Administrative Agent new UCC-1 financing statements or amendments to filed UCC-1 financing statements, as appropriate in the discretion of the Administrative Agent, and take such other action as is necessary to maintain first priority Liens in the assets of the parties to such merger or consolidation; and

                  (2) any Loan Party may acquire, whether by purchase or by merger, (A) all of the ownership interests of another Person or (B) substantially all of assets of another Person or of a business or division of another Person (each an "Permitted Acquisition"), provided that each of the following requirements is met:

                          (i) such Person shall be a corporation, limited
liability company or other entity with respect to applicable state law providing that the owners of all stock or other ownership interests in such entity shall not be liable for any obligations of such entity or for the claims of any creditors thereof,

                          (ii) if the Loan Parties are acquiring the ownership
interests in such Person, such Person shall execute a Guarantor Joinder and join this Agreement as a Guarantor pursuant to Section 11.18 and such Person and its owners shall grant Liens in the assets and stock or other ownership interests in such Person and otherwise comply with Section 11.18 on or before the date of such Permitted Acquisition,



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                           (iii) the board of directors or other equivalent
governing body of such Person shall have approved such Permitted Acquisition and the Loan Parties shall have delivered to the Lenders written evidence of such approval prior to such Permitted Acquisition,

                           (iv) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, shall be substantially the same as one or more line or lines of business conducted by the Loan Parties and shall comply with Section 8.2.10,

                           (v) no Potential Default or Event of Default shall
exist immediately prior to and after giving effect to such Permitted
Acquisition,

                           (vi) the Borrower and the Co-Borrowers shall have
given the Administrative Agent written notice of the acquisition at least five
(5) days prior to its consummation, which notice shall include a quarterly compliance certificate of the Borrower in the form of Exhibit 8.3.4 which evidences that after giving effect to the Permitted Acquisition and any Loans to be made in connection therewith, the Borrower is not in default with respect the covenants set forth in Section 8.2.16,

                           (vii) any Consideration given by the Loan Parties in
the form of Indebtedness to be paid at a date after the closing date of the Permitted Acquisition shall be subordinated to the Loans and other Obligations on terms and conditions satisfactory to the Administrative Agent,

                           (viii) the Loan Parties shall have delivered to the
Lenders such opinions of counsel in form and substance satisfactory to the Administrative Agent or such other evidence as shall be satisfactory to the Administrative Agent in its sole discretion that the Loan Parties are in compliance with all applicable Law in any additional states in which the Loan Parties do business after the consummation of the Permitted Acquisition,

                           (ix) the business acquired, or the business conducted
by the Person whose ownership interests are being acquired, as applicable, SHALL HAVE POSITIVE CONSOLIDATED CASH FLOW FROM OPERATIONS, AS MEASURED AT THE END OF THE MOST RECENT FISCAL QUARTER OF THE PERSON ACQUIRED OR THE PERSON SELLING THE ASSETS FOR THE FOUR FISCAL QUARTERS THEN ENDED, AND

                           (x) if after giving effect to a Permitted Acquisition
the Leverage Ratio is greater than or equal to 2.0 to 1.0, the Consideration given by the Loan Parties for such Permitted Acquisition shall not exceed $20,000,000 in value, and after giving effect to such Permitted Acquisition, the aggregate Consideration given by the Loan Parties for all Permitted Acquisitions made during the then fiscal quarter of the Permitted Acquisition and during the prior three fiscal quarters shall not exceed $50,000,000.



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        4. Conditions of Effectiveness of this Amendment and Restatement. The effectiveness of this Amendment is expressly conditioned upon satisfaction of each of the following conditions precedent:

                 (a) Representations and Warranties; No Defaults. The representations and warranties of the Borrower and the Co-Borrowers contained in
Article 6 of the Credit Agreement shall be true and accurate on the date hereof with the same effect as though such representations and warranties had been made on and as of such date (except representations and warranties which relate solely to an earlier date or time, which representations and warranties shall be true and correct on and as of the specific dates or times referred to therein), and the Borrower and the Co-Borrowers shall have performed and complied with all covenants and conditions hereof; no Event of Default or Potential Default under the Credit Agreement shall have occurred and be continuing or shall exist. The execution by the Borrower and the Co-Borrowers of this Amendment shall be deemed to be a certification of all such matters as of the date hereof.

                 (b) Legal Details; Counterparts. All legal details and proceedings in connection with the transactions contemplated by this Amendment shall be in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Co-Borrowers, the Guarantors and the Required Lenders, and the Administrative Agent shall have received all such other counterpart originals or certified or other copies of such documents and proceedings in connection with such transactions, in form and substance satisfactory to the Administrative Agent. This Amendment may be executed by the parties hereto in any number of separate counterparts, each of which when taken together and duly executed and delivered shall together constitute one and the same instrument.

         5. Force and Effect. Except as expressly modified by this Amendment, the Credit Agreement and the other Loan Documents are hereby ratified and confirmed and shall remain in full force and effect after the date hereof. By their execution and delivery of this Amendment, the Guarantors acknowledge and agree that their respective obligations and liabilities under the Guaranty Agreement extend to all Obligations of the Borrower and the Co-Borrowers, or either one of them. The Loan Parties acknowledge and agree that the Security Agreements previously executed by the Loan Parties and all other Loan Documents, including without limitation, all documents which grant liens and security interests in favor of the Administrative Agent for the benefit of the Lenders, remain in full force and effect and secure the joint and several Obligations of the Borrower and the Co-Borrowers, and to the extent set forth in such Loan Documents, the other Loan Parties.

         6. Governing Law. This Amendment shall be deemed to be a contract under the laws of the Commonwealth of Pennsylvania and for all purposes shall be governed by and construed and enforced in accordance with the internal laws of the Commonwealth of Pennsylvania without regard to its conflict of laws principles.



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         7. Effective Date. This Amendment shall be dated as of and shall be effective as of the date and year first above written, which date shall be the date of the satisfaction of all conditions precedent to effectiveness set forth in this Amendment.


                           [SIGNATURE PAGES TO FOLLOW]



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